UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Source ETF Trust

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	See below (IRS Employer Identification No.)
Source ETF Trust 125 Park Avenue, 25th Floor New York, New York (Address of principal executive offices)	10017 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
EURO STOXX 50 ETF	NYSE Arca, Inc.	38-3937166

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [   ]

Securities Act registration statement file number to which this form relates: 333-196912

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.              Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities to be registered is incorporated by reference to the description contained in Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-196912 and 811-22977), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001398344-14-004831) on September 12, 2014, as the same may be amended.

Item 2.              Exhibits

A.
Registrant’s Certificate of Trust dated June 11, 2014, as filed with the State of Delaware on June 17, 2014, is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-196912 and 811-22977), as filed with the SEC via EDGAR (Accession No. 0001398344-14-003293) on June 19, 2014.

B.
Registrant’s Declaration of Trust, dated June 17, 2014, is incorporated herein by reference to Exhibit (a)(2) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-196912 and 811-22977), as filed with the SEC via EDGAR (Accession No. 0001398344-14-003293) on June 19, 2014.

C.
Registrant’s By-Laws, as adopted June 17, 2014, are incorporated herein by reference to Exhibit (b) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-196912 and 811-22977), as filed with the SEC via EDGAR (Accession No. 0001398344-14-003293) on June 19, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Source ETF Trust

Date: September 16, 2014	By:	/s/ J. Garrett Stevens
J. Garrett Stevens
President and Principal Executive Officer